Exhibit 99.1

Contacts: Pat Sheaffer, Ron Wysaske or Kevin Lycklama, Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Third Fiscal Quarter Earnings of $1.1 Million;
Credit Quality Continues to Improve

Vancouver, WA – January 29, 2015 - Riverview Bancorp, Inc. (Nasdaq GSM: RVSB) (“Riverview” or the “Company”) today reported that it earned $1.1 million, or $0.05 per diluted share, in the third fiscal quarter ended December 31, 2014, compared to $1.1 million, or $0.05 per diluted share, in the preceding quarter and $801,000, or $0.04 per diluted share, in its third fiscal quarter a year ago.

“Riverview is a dynamic and sustainable franchise, which is capitalizing on the expanding opportunities in the greater Vancouver and Portland market,” stated Pat Sheaffer, chairman and chief executive officer. “We have experienced significant forward momentum in our continued profitability as a result of the growth in our loan and deposit portfolios, the improvement in asset quality and enhanced operating efficiencies.”

Third Quarter Highlights (at or for the period ended December 31, 2014)

•	Third quarter net income was $1.1 million, or $0.05 per diluted share.
•	Net loans increased to $567.4 million compared to $505.6 million a year ago (12.2% increase).
•	Classified assets decreased $2.3 million during the quarter to $22.9 million (9.3% decline).
•	Nonperforming assets decreased $6.1 million during the quarter to $9.3 million (39.6% decline).
•	Real estate owned balances decreased to $1.6 million.
•	Riverview Asset Management Corporation’s assets under management increased $12.9 million during the quarter to $376.7 million.
•	Total risk-based capital ratio was 15.59% and Tier 1 leverage ratio was 10.72%.

Balance Sheet Review

Net loans increased $26.6 million during the quarter to $567.4 million at December 31, 2014, compared to $540.8 million the previous quarter and $505.6 million a year ago. This represented the fourth consecutive quarter of net loan growth and the largest quarterly growth during the last several years.

“Strong, smart growth in our loan portfolio is a key driver to our profitability,” said Ron Wysaske, president and chief operating officer. “Our market contains one of the fastest recovering economies in the country and our lending teams are taking advantage of those opportunities. As a result we saw growth in nearly every loan category while strengthening our overall asset quality.”

Loan originations totaled $36.3 million during the quarter and there was $51.8 million in the loan pipeline at December 31, 2014. At quarter end, there were $17.0 million in undisbursed construction loans and we anticipate the bulk will fund over the next several quarters.

Riverview’s total deposits were $689.3 million at December 31, 2014, compared to $702.6 million at September 30, 2014 and $689.3 million a year ago. The decrease in deposit totals is due to a combination of seasonal factors as well as a decline in certificate of deposit balances. Average deposit balances were $693.7 million for the quarter-ended December 31, 2014 which was comparable to the prior quarter and a $13.5 million increase compared to a year ago. The Company continues to focus on attracting core deposits and building long-term customer relationships. Checking accounts represented 36.5% of total deposits (interest checking accounts represent 15.6% and non-interest checking accounts represent 20.9%) at December 31, 2014.

RVSB Reports Third Quarter Fiscal 2015 Profits
January 29, 2015

Shareholders’ equity improved to $101.9 million at December 31, 2014 compared to $100.3 million three months earlier and $81.3 million a year earlier. Tangible book value per share improved to $3.38 per share at December 31, 2014, compared to $3.31 per share at September 30, 2014 and $2.46 per share a year ago.

Credit Quality

Classified assets were reduced by $2.3 million during the quarter to $22.9 million at December 31, 2014, compared to $25.2 million at September 30, 2014. The classified asset ratio decreased to 23.8% at December 31, 2014, compared to 25.2% three months earlier. During the past twelve months, Riverview has reduced its classified assets by $31.8 million.

“The continuing improvement in credit quality is a result of the hard work of our loan officers and credit department along with the overall strengthening in our local economy,” said Dan Cox, executive vice president and chief credit officer. “In addition, the improvement in asset quality has helped to increase the Company’s overall profitability as nonperforming assets are returned to earning status.

With no new additions to the real estate owned (“REO”) portfolio during the December quarter, REO balances totaled $1.6 million which was the lowest level in over six years. Sales of REO properties remained strong with total sales of $2.0 million during the quarter and write-down totaling $75,000.

Riverview recorded a $400,000 recapture of loan losses during the third quarter of fiscal 2015 compared to a $350,000 recapture of loan losses during the preceding quarter. The recapture of loan loss provision reflects the continued improvement in credit quality as well as the positive impact from continued loan recoveries.

Net loan recoveries totaled $100,000 during the quarter compared to net loan recoveries of $70,000 in the preceding quarter. The allowance for loan losses at December 31, 2014 totaled $11.7 million, representing 2.02% of total loans and 151.39% of nonperforming loans.

Income Statement

Riverview’s fiscal third quarter net interest income was $6.7 million, which was an increase compared to $6.0 million in the fiscal third quarter a year ago and was unchanged compared to the preceding quarter. In the first nine months of the fiscal year, net interest income increased to $19.8 million compared to $18.3 million in the same period a year ago. The increase in net interest income was driven primarily by higher average balances in both our loan and investment portfolios.

“Our net interest margin contracted three basis points during the quarter primarily due to the collection of $121,000 of interest on a prior nonaccrual loan during the preceding quarter, which contributed approximately six basis points to our second quarter margin,” said Kevin Lycklama, executive vice president and chief financial officer. “Compared to a year ago, the quarterly net interest margin has improved 29 basis points as a result of the growth in the loan portfolio as well as actions taken by management to allocate the Company’s cash balances into higher yielding loan and investment products.”

Net interest margin was 3.58% in the fiscal third quarter compared to 3.61% for the preceding quarter and 3.29% in the fiscal third quarter a year ago. In the first nine months of the fiscal year, Riverview’s net interest margin improved 16 basis points to 3.55% compared to 3.39% in the first nine months of fiscal 2014.

Non-interest income was $2.3 million in the third quarter compared to $2.2 million in the preceding quarter and $2.4 million in the third quarter a year ago. Riverview Asset Management Corporation’s (“RAMCO”) asset management fees were $718,000 during the quarter compared to $710,000 in the preceding quarter and $605,000 in the third quarter a year ago. RAMCO’s assets under management totaled $376.7 million at December 31, 2014. The Company also recognized a $158,000 gain on the sale of investment securities during the quarter.

Riverview’s non-interest expense was $7.6 million in the third quarter, which was unchanged compared to the third quarter a year ago and a modest decrease compared to $7.7 million in the preceding quarter. The decrease was partially driven by a reduction in REO expenses, which decreased $87,000 compared to the preceding quarter and $199,000 compared to a year ago. Fewer REO write-downs and a reduction in the overall number of REO properties contributed to the decline in REO expenses.

RVSB Reports Third Quarter Fiscal 2015 Profits
January 29, 2015

Capital

Riverview continues to maintain capital levels in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 15.59%, Tier 1 leverage ratio of 10.72% and tangible common equity to tangible assets of 9.46% at December 31, 2014.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. Riverview believes that certain non-GAAP financial measures provide investors with information useful in understanding the company’s financial performance; however, readers of this report are urged to review these non-GAAP financial measures in conjunction with GAAP results as reported.

Financial measures that exclude intangible assets are non-GAAP measures. To provide investors with a broader understanding of capital adequacy, Riverview provides non-GAAP financial measures for tangible common equity, along with the GAAP measure. Tangible common equity is calculated as shareholders’ equity less goodwill and other intangible assets. In addition, tangible assets are total assets less goodwill and other intangible assets.

The following table provides a reconciliation of ending shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	March 31, 2014

Shareholders' equity	$101,912	$100,311	$81,264	$97,978
Goodwill	25,572	25,572	25,572	25,572
Other intangible assets, net	401	400	419	395
Tangible shareholders' equity	$75,939	$74,339	$55,273	$72,011

Total assets	$828,435	$841,540	$804,949	$824,521
Goodwill	25,572	25,572	25,572	25,572
Other intangible assets, net	401	400	419	395
Tangible assets	$802,462	$815,568	$778,958	$798,554

About Riverview

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor. With assets of $828 million, it is the parent company of the 91 year-old Riverview Community Bank, as well as Riverview Asset Management Corp. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. There are 17 branches, including twelve in the Portland-Vancouver area and three lending centers.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to: the Company’s ability to raise common capital; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in the Company’s allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, the Company’s net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in the Company’s market areas; secondary market conditions for loans and the Company’s ability to sell loans in the secondary market; results of examinations of us by the Office of Comptroller of the Currency or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase the Company’s reserve for loan losses, write-down assets, change Riverview Community Bank’s regulatory capital position or affect the Company’s ability to borrow funds or maintain or increase deposits, which could adversely affect its

RVSB Reports Third Quarter Fiscal 2015 Profits
January 29, 2015

liquidity and earnings; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the Company’s ability to attract and retain deposits; further increases in premiums for deposit insurance; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on the Company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s workforce and potential associated charges; computer systems on which the Company depends could fail or experience a security breach; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and the Company’s ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; the Company’s ability to pay dividends on its common stock; and interest or principal payments on its junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services and the other risks described from time to time in our filings with the SEC.

Such forward-looking statements may include projections. Any such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the Securities Exchange Commission regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.

The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2015 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

RVSB Reports Third Quarter Fiscal 2015 Profits
January 29, 2015

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(In thousands, except share data) (Unaudited)	December 31, 2014	September 30, 2014	December 31, 2013	March 31, 2014
ASSETS

Cash (including interest-earning accounts of $5,872, $17,417, $110,104	$21,981	$30,988	$123,140	$68,577
and $51,715)
Certificate of deposits	27,214	32,941	37,174	36,925
Loans held for sale	724	353	148	1,024
Investment securities available for sale, at fair value	17,150	19,571	19,794	23,394
Mortgage-backed securities held to maturity, at amortized	88	90	104	101
Mortgage-backed securities available for sale, at fair value	101,216	120,740	34,529	78,575
Loans receivable (net of allowance for loan losses of $11,701, $12,001
$14,048, and $12,551)	567,398	540,786	505,632	520,937
Real estate and other pers. property owned	1,604	3,705	11,951	7,703
Prepaid expenses and other assets	3,041	3,243	3,268	3,197
Accrued interest receivable	2,024	2,047	1,670	1,836
Federal Home Loan Bank stock, at cost	6,120	6,324	6,958	6,744
Premises and equipment, net	15,683	15,955	16,685	16,417
Deferred income taxes, net	13,500	14,301	348	15,433
Mortgage servicing rights, net	393	386	386	369
Goodwill	25,572	25,572	25,572	25,572
Core deposit intangible, net	8	14	33	26
Bank owned life insurance	24,719	24,524	17,557	17,691

TOTAL ASSETS	$828,435	$841,540	$804,949	$824,521

LIABILITIES AND EQUITY

LIABILITIES:
Deposit accounts	$689,330	$702,635	$689,271	$690,066
Accrued expenses and other liabilities	9,397	12,445	8,707	10,497
Advance payments by borrowers for taxes and insurance	199	644	193	467
Federal Home Loan Bank advances	2,100	-	-	-
Junior subordinated debentures	22,681	22,681	22,681	22,681
Capital lease obligation	2,298	2,319	2,381	2,361
Total liabilities	726,005	740,724	723,233	726,072

EQUITY:
Shareholders' equity
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
December 31, 2014 - 22,471,890 issued and outstanding;
September 30, 2014 - 22,471,890 issued and outstanding;	225	225	225	225
December 31, 2013 - 22,471,890 issued and outstanding;
March 31, 2014 – 22,471,890 issued and outstanding;
Additional paid-in capital	65,217	65,217	65,176	65,195
Retained earnings	36,565	35,416	16,951	33,592
Unearned shares issued to employee stock ownership trust	(310)	(335)	(413)	(387)
Accumulated other comprehensive loss	215	(212)	(675)	(647)
Total shareholders’ equity	101,912	100,311	81,264	97,978

Noncontrolling interest	518	505	452	471
Total equity	102,430	100,816	81,716	98,449

TOTAL LIABILITIES AND EQUITY	$828,435	$841,540	$804,949	$824,521

RVSB Reports Third Quarter Fiscal 2015 Profits
January 29, 2015

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income
	Three Months Ended			Nine Months Ended
(In thousands, except share data) (Unaudited)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
INTEREST INCOME:
Interest and fees on loans receivable	$6,498	$6,486	$6,319	$19,155	$19,389
Interest on investment securities-taxable	75	98	75	257	191
Interest on mortgage-backed securities	520	508	88	1,508	156
Other interest and dividends	110	118	191	359	532
Total interest income	7,203	7,210	6,673	21,279	20,268

INTEREST EXPENSE:
Interest on deposits	322	342	496	1,024	1,537
Interest on borrowings	163	148	149	458	449
Total interest expense	485	490	645	1,482	1,986
Net interest income	6,718	6,720	6,028	19,797	18,282
Recapture of loan losses	(400)	(350)	-	(1,050)	(2,500)

Net interest income after recapture of loan losses	7,118	7,070	6,028	20,847	20,782

NON-INTEREST INCOME:
Fees and service charges	1,032	1,158	1,177	3,260	3,301
Asset management fees	718	710	605	2,248	1,936
Gain on sale of loans held for sale	154	155	176	435	609
Bank owned life insurance income	196	194	136	528	419
Other	164	6	290	226	252
Total non-interest income	2,264	2,223	2,384	6,697	6,517

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,472	4,341	3,959	12,987	11,696
Occupancy and depreciation	1,223	1,322	1,187	3,632	3,621
Data processing	495	434	523	1,399	1,641
Amortization of core deposit intangible	6	6	7	18	33
Advertising and marketing expense	169	203	170	522	578
FDIC insurance premium	143	180	400	498	1,228
State and local taxes	162	117	106	416	340
Telecommunications	73	74	78	223	227
Professional fees	302	257	342	848	995
Real estate owned expenses	99	186	298	901	2,402
Other	502	554	541	1,611	1,740
Total non-interest expense	7,646	7,674	7,611	23,055	24,501

INCOME BEFORE INCOME TAXES	1,736	1,619	801	4,489	2,798
PROVISION FOR INCOME TAXES	587	535	-	1,516	16
NET INCOME	$1,149	$1,084	$801	$2,973	$2,782

Earnings per common share:
Basic	$0.05	$0.05	$0.04	$0.13	$0.12
Diluted	$0.05	$0.05	$0.04	$0.13	$0.12
Weighted average number of shares outstanding:
Basic	22,394,910	22,388,753	22,370,277	22,388,775	22,364,142
Diluted	22,439,195	22,419,469	22,371,914	22,421,330	22,365,224

RVSB Reports Third Quarter Fiscal 2015 Profits
January 29, 2015

(Dollars in thousands)	At or for the three months ended			At or for the nine months ended
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
AVERAGE BALANCES
Average interest–earning assets	$744,351	$737,759	$727,943	$739,951	$716,374
Average interest-bearing liabilities	573,417	577,658	581,327	576,670	574,879
Net average earning assets	170,934	160,101	146,616	163,281	141,495
Average loans	554,376	551,543	516,864	548,041	524,569
Average deposits	693,695	693,998	680,167	689,964	669,419
Average equity	102,327	101,026	82,665	101,021	81,528
Average tangible equity	76,358	75,055	56,667	75,053	55,514

ASSET QUALITY	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013

Non-performing loans	7,729	11,742	13,377
Non-performing loans to total loans	1.33%	2.12%	2.57%
Real estate/repossessed assets owned	1,604	3,705	11,951
Non-performing assets	9,333	15,447	25,328
Non-performing assets to total assets	1.13%	1.84%	3.15%
Net loan charge-offs (recoveries) in the quarter	(100)	(70)	(352)
Net charge-offs (recoveries) in the quarter/average net loans	(0.07)%	(0.05)%	(0.27)%

Allowance for loan losses	11,701	12,001	14,048
Average interest-earning assets to average
interest-bearing liabilities	129.81%	127.72%	125.22%
Allowance for loan losses to
non-performing loans	151.39%	102.21%	105.02%
Allowance for loan losses to total loans	2.02%	2.17%	2.70%
Shareholders’ equity to assets	12.30%	11.92%	10.10%

CAPITAL RATIOS
Total capital (to risk weighted assets)	15.59%	16.78%	16.76%
Tier 1 capital (to risk weighted assets)	14.33%	15.52%	15.49%
Tier 1 capital (to leverage assets)	10.72%	10.97%	10.42%
Tangible common equity (to tangible assets)	9.46%	9.11%	7.10%

DEPOSIT MIX	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	March 31, 2014

Interest checking	$107,701	$107,288	$99,374	$104,543
Regular savings	74,111	71,667	63,230	66,702
Money market deposit accounts	222,300	229,520	233,581	227,933
Non-interest checking	144,189	145,114	123,630	128,635
Certificates of deposit	141,029	149,046	169,456	162,253
Total deposits	$689,330	$702,635	$689,271	$690,066

RVSB Reports Third Quarter Fiscal 2015 Profits
January 29, 2015

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOANS

		Commercial		Commercial
		Real Estate	Real Estate	& Construction
	Commercial	Mortgage	Construction	Total
December 31, 2014	(Dollars in thousands)
Commercial	$82,284	$-	$-	$82,284
Commercial construction	-	-	26,051	26,051
Office buildings	-	81,882	-	81,882
Warehouse/industrial	-	45,089	-	45,089
Retail/shopping centers/strip malls	-	60,472	-	60,472
Assisted living facilities	-	1,855	-	1,855
Single purpose facilities	-	101,117	-	101,117
Land	-	15,062	-	15,062
Multi-family	-	31,553	-	31,553
One-to-four family	-	-	3,148	3,148
Total	$82,284	$337,030	$29,199	$448,513

March 31, 2014
Commercial	$71,632	$-	$-	$71,632
Commercial construction	-	-	15,618	15,618
Office buildings	-	77,476	-	77,476
Warehouse/industrial	-	45,632	-	45,632
Retail/shopping centers/strip malls	-	63,049	-	63,049
Assisted living facilities	-	7,585	-	7,585
Single purpose facilities	-	93,766	-	93,766
Land	-	16,245	-	16,245
Multi-family	-	21,128	-	21,128
One-to-four family	-	-	3,864	3,864
Total	$71,632	$324,881	$19,482	$415,995

LOAN MIX	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	March 31, 2014
	(Dollars in thousands)
Commercial and construction
Commercial	$82,284	$80,930	$69,659	$71,632
Other real estate mortgage	337,030	329,056	332,373	324,881
Real estate construction	29,199	18,843	15,041	19,482
Total commercial and construction	448,513	428,829	417,073	415,995
Consumer
Real estate one-to-four family	90,865	94,536	93,026	93,007
Other installment	39,721	29,422	9,581	24,486
Total consumer	130,586	123,958	102,607	117,493

Total loans	579,099	552,787	519,680	533,488

Less:
Allowance for loan losses	11,701	12,001	14,048	12,551
Loans receivable, net	$567,398	$540,786	$505,632	$520,937

RVSB Reports Third Quarter Fiscal 2015 Profits
January 29, 2015

DETAIL OF NON-PERFORMING ASSETS

	Northwest	Other	Southwest	Other
	Oregon	Oregon	Washington	Washington	Other	Total
December 31, 2014	(dollars in thousands)
Non-performing assets

Commercial	$-	$-	$-	$-	$96	$96
Commercial real estate	2,077	-	926	-	-	3,003
Land	-	800	-	-	-	800
Multi-family	-	1,933	357	-	-	2,290
Consumer	443	-	783	270	44	1,540
Total non-performing loans	2,520	2,733	2,066	270	140	7,729

REO	374	-	1,185	45	-	1,604

Total non-performing assets	$2,894	$2,733	$3,251	$315	$140	$9,333

DETAIL OF SPEC CONSTRUCTION AND LAND DEVELOPMENT LOANS

	Northwest	Other	Southwest	Other
	Oregon	Oregon	Washington	Washington	Total
December 31, 2014	(dollars in thousands)
Land and Spec Construction Loans

Land Development Loans	$111	$2,924	$12,027	$-	$15,062
Spec Construction Loans	-	-	2,190	204	2,394

Total Land and Spec Construction	$111	$2,924	$14,217	$204	$17,456

RVSB Reports Third Quarter Fiscal 2015 Profits
January 29, 2015

	At or for the three months ended			At or for the nine months ended
SELECTED OPERATING DATA	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

Efficiency ratio (4)	85.13%	85.81%	90.48%	87.02%	98.80%
Coverage ratio (6)	87.86%	87.57%	79.20%	85.87%	74.62%
Return on average assets (1)	0.55%	0.52%	0.40%	0.48%	0.47%
Return on average equity (1)	4.45%	4.26%	3.84%	3.91%	4.53%

NET INTEREST SPREAD
Yield on loans	4.65%	4.67%	4.85%	4.64%	4.91%
Yield on investment securities	1.73%	1.97%	1.46%	1.87%	1.50%
Total yield on interest earning assets	3.84%	3.88%	3.64%	3.82%	3.76%

Cost of interest bearing deposits	0.23%	0.25%	0.35%	0.25%	0.37%
Cost of FHLB advances and other borrowings	2.48%	2.34%	2.36%	2.39%	2.37%
Total cost of interest bearing liabilities	0.34%	0.34%	0.44%	0.34%	0.46%

Spread (7)	3.50%	3.54%	3.20%	3.48%	3.30%
Net interest margin	3.58%	3.61%	3.29%	3.55%	3.39%

PER SHARE DATA
Basic earnings per share (2)	$0.05	$0.05	$0.04	$0.13	$0.12
Diluted earnings per share (3)	$0.05	$0.05	$0.04	$0.13	$0.12
Book value per share (5)	4.54	4.46	3.62	4.54	3.62
Tangible book value per share (5)	3.38	3.31	2.46	3.38	2.46
Market price per share:
High for the period	$4.49	$3.99	$2.98	$4.49	$2.98
Low for the period	3.84	3.67	2.51	3.38	2.27
Close for period end	4.48	3.99	2.90	4.48	2.90
Cash dividends declared per share	-	-	-	-	-

Average number of shares outstanding:
Basic (2)	22,394,910	22,388,753	22,370,277	22,388,775	22,364,142
Diluted (3)	22,439,195	22,419,469	22,371,914	22,421,330	22,365,224

(1)	Amounts for the quarterly periods are annualized.
(2)	Amounts exclude ESOP shares not committed to be released.
(3)	Amounts exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated based on shareholders’ equity and include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest-bearing liabilities.

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